NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.
CLASS A COMMON STOCK PURCHASE WARRANT
PINSTRIPES HOLDINGS, INC.

Warrant Shares: [_______]	Initial Exercise Date: [_______], 202[●]
THIS COMMON STOCK PURCHASE WARRANT (this “Warrant”) certifies that, for value received, [_____________] or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date of this Warrant (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on the date that is ten (10) years after the date of this Warrant (the “Termination Date”) but not thereafter, to subscribe for and purchase from Pinstripes Holdings, Inc., a Delaware corporation (the “Company”), up to [______] shares of Class A common stock (as subject to adjustment hereunder, the “Warrant Shares”), par value $0.0001 per share, of the Company (the “Common Stock”). The purchase price of one Warrant Share under this Warrant shall be equal to the Warrant Price, as defined in Section 1(a). Capitalized terms not defined herein have the meanings ascribed to them in the Loan Agreement, dated as of December 29, 2023, by and among Pinstripes, Inc., the Company, Oaktree Fund Administration, LLC, as agent for the Lenders and the Lenders party thereto (as amended on September 3, 2024).
Section 1.Exercise of Warrant.
(a)Warrant Price. This Warrant shall entitle the Holder, subject to the provisions of this Warrant, to purchase from the Company the Warrant Shares, at the price of $0.01 per share, subject to the adjustments provided in Section 2 hereof and in the last sentence of this Section 1(a). The term “Warrant Price” as used in this Warrant shall mean the price per share (including in cash or by “cashless exercise,” to the extent permitted hereunder) described in the prior sentence at which Warrant Shares may be purchased at the time this Warrant is exercised.
(b)Exercise of Warrant.
(i)Subject to the provisions of this Warrant, exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency that the Company may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company), as applicable, of (i) a duly executed facsimile copy or PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form annexed hereto (the “Notice of Exercise”) and (ii) the payment in full of the Warrant Price for each Warrant Share as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the Warrant Shares and the issuance of such Warrant Shares, as follows:
(1)by wire transfer or cashier’s check drawn on a United States bank; or
(2)by surrendering this Warrant in whole or in part for that number of Warrant Shares equal to the quotient obtained by dividing (x) the product of the number of Warrant Shares as to which this Warrant is exercised, multiplied by the excess of the “Exercise Fair Market Value” (as defined below) over the Warrant Price by (y) the Exercise Fair Market Value. Solely for purposes of this subsection 1(b)(i)(2), the “Exercise Fair Market Value” shall mean the average last reported sale price per share of the Common Stock for the ten (10) trading days ending on the third (3rd) trading day prior to the date on which notice of exercise of the Warrant is sent to the Company;
(ii)No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required.
(iii)Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Business Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.
(iv)The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one (1) Business Day of receipt of such notice.
(c)Issuance of Common Stock on Exercise. As soon as reasonably practicable after the exercise of the Warrant and the clearance of the funds in payment of the Warrant Price (if payment is pursuant to subsection 1(b)(i)(1)), the Company shall issue, or cause the transfer agent for the Common Stock to issue, to the Holder a book-entry position or certificate, as applicable, for the number of Warrant Shares to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it on the register of members of the Company, and if this Warrant shall not have been exercised in full, a new book-entry position or countersigned Warrant, as applicable, for the number of Warrant Shares as to which this Warrant shall not have been exercised. No Warrant shall be exercisable and the Company shall not be obligated to issue Warrant Shares upon exercise of this Warrant unless the Warrant Shares issuable upon this Warrant exercise have been registered, qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the Holder. The Holder of this Warrant may exercise this Warrant only for a whole number of Warrant Shares. If, by reason of any exercise of this Warrant on a “cashless basis,” the Holder would be entitled, upon the exercise of this Warrant, to receive a fractional interest in a Warrant Share, the Company shall round down to the nearest whole number, the number of Warrant Shares to be issued to the Holder.
(d)Valid Issuance. All Warrant Shares issued upon the proper exercise of this Warrant in conformity with this Warrant shall be validly issued, fully paid and nonassessable.
(e)Date of Issuance. Each person in whose name any book-entry position or certificate, as applicable, for Warrant Shares is issued shall for all purposes be deemed to have become the holder of record of such Warrant Shares on the date on which this Warrant, or book-entry position representing this Warrant, was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate in the case of a certificated Warrant, except that, if the date of such surrender and payment is a date when the share transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the share transfer books or book-entry system are open.
(f)Maximum Percentage. The Holder may notify the Company in writing in the event it elects to be subject to the provisions contained in this Section 1(f); however, the Holder shall not be subject to this Section 1(f) unless he, she or it makes such election. If the election is made by the Holder, the Company shall not effect the exercise of this Warrant by the Holder, and such Holder shall not have the right to exercise this Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Company’s knowledge, would beneficially own in excess of 4.8% (or such other amount as the Holder may specify) (the “Maximum Percentage”) of the Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such person and its affiliates shall include the number of Warrant Shares issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock that would be issuable upon (x) exercise of the remaining, unexercised portion of this Warrant beneficially owned by such person and its affiliates and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such person and its affiliates (including, without limitation, any convertible notes or convertible preferred shares or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Each delivery of a Notice of Exercise by the Holder will constitute a representation by the Holder, upon which the Company shall be entitled to rely without investigation, that the Holder has evaluated the limitation set forth in this paragraph and determined that the issuance of the full number of Warrant Shares requested in such Notice of Exercise is permitted under this paragraph. For purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of this Warrant, in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Annual Report, Quarterly Report, Current Report or other public filing with the Commission as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or its transfer agent, setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written request of the Holder, the Company shall, within two (2) Business Days, confirm orally and in writing to such holder the number of shares of Common Stock then outstanding. In any case, the number of issued and outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of equity securities of the Company by the Holder and its affiliates since the date as of which such number of issued and outstanding shares of Common Stock was reported. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage applicable to such holder to any other percentage specified in such notice; provided, however, that any such increase shall not be effective until the sixty-first (61st) day after such notice is delivered to the Company.
Section 2.Adjustments.
(a)Split-Ups. If after the date hereof, and subject to the provisions of Section 2(f) below, the number of issued and outstanding shares of Common Stock is increased by a stock dividend of shares of Common Stock, or by a split-up of shares of Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of this Warrant shall be increased in proportion to such increase in the issued and outstanding shares of Common Stock. If at any time after the date hereof, the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights that the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon exercise in full of this Warrant (without regard to the Maximum Percentage (if applicable)) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights; provided, however, that that the Holder’s election of a Maximum Percentage pursuant to Section 2(f) hereof, if any, shall automatically and without further action by the Holder, be deemed to apply to the Purchase Rights of the Holder on the same terms as set forth in Section 2(f) (subject to appropriate conforming changes to reflect that nature of the Purchase Rights).
(b)Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 2(f) hereof, the number of issued and outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split, reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of this Warrant shall be decreased in proportion to such decrease in issued and outstanding shares of Common Stock.
(c)Adjustments in Exercise Price. Whenever the number of shares of Common Stock purchasable upon the exercise of this Warrant is adjusted, as provided in Section 2(a) or Section 2(b) above, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of

Common Stock so purchasable immediately thereafter. In no event shall the Warrant Price be reduced to less than the par value per share issuable upon exercise of such Warrant.
(d)Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the issued and outstanding shares of Common Stock (other than a change under Section 2(a) or Section 2(b) hereof or that solely affects the par value of such shares of Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the issued and outstanding shares of Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holder of this Warrant shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares, stock or other equity securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Holder would have received if he, she or it had exercised this Warrant in full immediately prior to such event (the “Alternative Issuance”); provided, however, that (i) if the holders of Common Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such merger or consolidation, then the kind and amount of securities, cash or other assets constituting the Alternative Issuance for which each Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of the Common Stock in such merger or consolidation that affirmatively make such election, and (ii) if a tender, exchange or redemption offer shall have been made to and accepted by the holders of Common Stock under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding shares of Common Stock, the Holder shall be entitled to receive as the Alternative Issuance, the highest amount of cash, securities or other property to which the Holder would actually have been entitled as a stockholder if the Holder had exercised this Warrant in full prior to the expiration of such tender or exchange offer, accepted such offer and all of the shares of Common Stock held by the Holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 2. If any reclassification or reorganization also results in a change in shares of Common Stock covered by Section 2(a) or Section 2(b), then such adjustment shall be made pursuant to Section 2(a), Section 2(b) and this Section 2(d). The provisions of this Section 2(d) shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers. In no event shall the Warrant Price be reduced to less than the par value per share issuable upon exercise of such Warrant.
(e)Notices of Changes in Warrant. Upon every adjustment of the Warrant Price or the number of Warrant Shares issuable upon exercise of this Warrant, the Company shall give written notice thereof to the Holder, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares of Common Stock purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Section 2(a), Section 2(b) or Section 2(d), the Company shall give written notice of the occurrence of such event to the Holder of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.
(f)No Fractional Shares. Notwithstanding any provision contained in this Warrant to the contrary, the Company shall not issue fractional shares upon the exercise of this Warrant. If, by reason of any adjustment made pursuant to this Section 2, the Holder would be entitled, upon the exercise of this Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round down to the nearest whole number the number of Warrant Shares to be issued to the Holder.
(g)Form of Warrant. The form of this Warrant need not be changed because of any adjustment pursuant to this Section 2, and a Warrant issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in this Warrant as initially issued; provided, however, that the Company may at any time in its sole discretion make any change in the form of this Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for this Warrant or otherwise, may be in the form as so changed.
Section 3.Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder on the date hereof, on each date on which this Warrant is exercised and on each date Warrant Shares are delivered to the Holder pursuant hereto, that:
(a)Incorporation and Corporate Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would be reasonably expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Warrant.
(b)Authorization; No Breach.
(i)The execution, delivery and performance of this Warrant, and, subject to proper exercise of this Warrant and against payment therefor, the Warrant Shares underlying this Warrant, have been duly authorized by the Company. This Warrant constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).
(ii)The execution and delivery by the Company of this Warrant, the issuance and sale of this Warrant, the issuance of the Warrant Shares upon exercise of this Warrant and the fulfillment of and compliance with the terms hereof by the Company, do not and will not as of the date hereof and each date on which this Warrant is exercised (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the Company’s amended and restated certificate of incorporation and amended and restated bylaws or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws (including as contemplated by Section 5 hereof) and except as would not have a material adverse on the Company’s ability to perform its obligations under this Warrant.
(c)Authorization of this Warrant. The Company has duly authorized the issuance and sale of this Warrant, and, subject to proper exercise of this Warrant and against payment therefor, the Warrant Shares underlying this Warrant, to the Holder.
(d)Title to Securities. All Warrant Shares issued upon the proper exercise of this Warrant in conformity with this Warrant shall be validly issued, fully paid and nonassessable. The Warrant Shares issuable upon exercise of this Warrant have been reserved for issuance. Upon issuance in accordance with the terms hereof, the Holder will have good title to this Warrant, including the Warrant Shares issuable upon exercise of this Warrant, when and as this Warrant is exercised, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby (including Section 4 hereof), (ii) transfer restrictions under federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the Holder.
Section 4.Transfer of Warrant.
(a)Transferability. Subject to compliance with any applicable securities laws and the conditions set forth in Section 4(d), this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled.
(b)New Warrants. This Warrant may be divided or combined with other Warrants of identical terms (except as to the number of Warrant Shares issuable pursuant thereto) upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the Initial Exercise Date and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.
(c)Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.
(d)Transfer Restrictions. If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be either (i) registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws or (ii) eligible for resale without volume or manner-of-sale restrictions or current public information requirements pursuant to Rule 144 under the Securities Act (“Rule 144”), the Company may require, as a condition of allowing such transfer, that the transferee of this Warrant certifies as to the representation set forth in Section 4(e) and agrees in writing to be bound, with respect to this Warrant or portion hereof so transferred, by the provisions of this Warrant that apply to the “Holder.”
(e)Representation by the Holder. The Holder, by the acceptance hereof, represents and warrants that it is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended, is acquiring this Warrant and, upon any exercise hereof, will acquire the Warrant Shares issuable upon such exercise, for its own account and not with a view to or for distributing or reselling such Warrant Shares or any part thereof in violation of the Securities Act or any applicable state securities law, except pursuant to sales registered or exempted under the Securities Act.
(f)Transfer Charges. No service charge shall be made for any exchange or registration of transfer of this Warrant.
Section 5.Registration Rights.
(a)The parties agree that no event later than [sixty (60) days]1 after the Initial Exercise Date (the “Filing Date”), the Company will file with the U.S. Securities and Exchange Commission (the “Commission”) (at the Company’s sole cost and expense) a registration statement on Form S-1 or such other form of registration statement as is then available registering the resale of the Warrant Shares issuable upon exercise of this Warrant (the “Registration Statement”), and the Company shall use its commercially reasonable efforts to cause such Registration Statement to be declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the sixtieth (60th) calendar day (if the Commission notifies the Company that it will “review” such Registration Statement) following the Filing Date and (ii) the tenth (10th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that such Registration Statement will not be “reviewed” or will not be subject to further review (the “Effectiveness Date”); provided, however, that the Company’s obligations to include the Holder’s Warrant Shares in the Registration Statement are contingent upon Holder furnishing in writing to the Company such information regarding Holder, the securities of the Company held by Holder and the intended method of distribution of the Warrant Shares as shall be reasonably requested by the Company to effect the registration of the Warrant Shares, and shall execute such documents in connection with such registrat
1 NTD: To be changed to “twenty-one (21) days” for warrants issued pursuant to Section 5.15(b) of the Loan Agreement.

ion as the Company may reasonably request that are customary of a selling stockholder in similar situations. For the avoidance of doubt, the Company may satisfy its obligations under this Section 5 by including the Warrant Shares in a registration statement that the Company is otherwise required to filed with the Commission (and, accordingly, such registration statement, shall constitute the Registration Statement hereunder). The Company agrees that, except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, the Company will use its commercially reasonable efforts to, at its expense, cause such Registration Statement or another registration statement (which may be a “shelf registration statement”) to remain effective with respect to Holder, keep any qualification, exemption or compliance under state securities laws which the Company determines to obtain continuously effective with respect to Holder, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of (i) the date on which all of the Warrant Shares shall have been sold, or (ii) on the first date on which the Holder can sell all of its Warrant Shares (or shares received in exchange therefor) under Rule 144 without limitation as to the manner of sale, the amount of such securities that may be sold and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), assuming cashless exercise of the Warrants; provided that, the Company shall be entitled to delay the filing or postpone the effectiveness of the Registration Statement, and from time to time to require Holder not to sell under the Registration Statement or to suspend the effectiveness thereof, if (A) the Company’s board of directors determines in good faith that, in order for the Registration Statement not to contain a material misstatement or omission, an amendment thereto would be needed, (B) the negotiation or consummation of a transaction by the Company or its subsidiaries is pending or an event has occurred or contemplated to occur, which negotiation, consummation or event the Company’s board of directors reasonably believes would require additional disclosure by the Company in the Registration Statement of material information that the Company has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of the Company’s board of directors to cause the Registration Statement to fail to comply with applicable disclosure requirements or (C) in the judgment of the Company’s board of directors, exercised in good faith, such filing or effectiveness or use of such Registration Statement would be seriously detrimental to the Company (such circumstance, a “Suspension Event”); provided, however, that the Company may not delay or suspend the Registration Statement for more than 45 consecutive calendar days or for more than 90 calendar days in any 360 day period. Upon receipt of any written notice from the Company (which notice shall not contain any material non-public information regarding the Company) of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event or otherwise the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the Holder agrees that (1) it will immediately discontinue offers and sales of the Warrant Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until Holder receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare subject to the delay provisions of this Section 5(a)) that corrects the misstatements or omissions referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (2) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law or subpoena. If so directed by the Company, the Holder will deliver to the Company or, in the Holder’s sole discretion destroy, all copies of the prospectus covering the Warrant Shares in Holder’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Warrant Shares shall not apply (I) to the extent the Holder is required to retain a copy of such prospectus (x) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (y) in accordance with a bona fide pre-existing document retention policy or (II) to copies stored electronically on archival servers as a result of automatic data back-up.
(b)The Company shall promptly advise the Holder:
(i)when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;
(ii)of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(iii)of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;
(iv)of the receipt by the Company of any notification with respect to the suspension of the qualification of the Warrant Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and
(v)subject to the provisions in this Warrant, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading.
(c)Notwithstanding anything to the contrary set forth herein, without the Holder’s prior written consent, the Company shall not, when so advising the Holder of such events, provide the Holder with any material, nonpublic information regarding the Company other than to the extent that providing notice to the Holder of the occurrence of the events listed in (i) through (v) above constitutes material, nonpublic information regarding the Company or subjects the Holder to any duty of confidentiality.
(d)The Company shall use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement if such order should be issued.
Except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement as contemplated by this Warrant, the Company shall use its commercially reasonable efforts to, as soon as reasonably practicable, prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Warrant Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(e)the Company shall use its reasonable best efforts to cause all Warrant Shares to be listed on each securities exchange or automated quotation system, if any, on which the shares of Common Stock have been listed.
(f)The Holder may deliver written notice (an “Opt-Out Notice”) to the Company requesting that the Holder not receive notices from the Company otherwise required by this Section 5; provided, however, that the Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from the Holder (unless subsequently revoked), (i) the Company shall not deliver any such notices to the Holder and the Holder shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to the Holder’s intended use of an effective Registration Statement, the Holder will notify the Company in writing at least two (2) Business Days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 5(f)) and the related suspension period remains in effect, the Company will so notify the Holder, within one (1) Business Day of the Holder’s notification to the Company, by delivering to the Holder a copy of such previous notice of Suspension Event, and thereafter will provide the Holder with the related notice of the conclusion of such Suspension Event promptly following its availability.
(g)Indemnification.
(i)The Company agrees to indemnify and hold harmless, to the extent permitted by Law, the Holder, its directors, and officers, employees, and agents, and each Person who controls the Holder (within the meaning of the Securities Act or the Exchange Act) and each Affiliate of the Holder (within the meaning of Rule 405 under the Securities Act), to the extent the Holder is a seller under the Registration Statement, from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances in which they were made) not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by or on behalf of the Holder expressly for use therein.
(ii)The Holder, by acceptance hereof, agrees, in connection with any Registration Statement under which the Holder is a seller, severally and not jointly with any other Person, to indemnify and hold harmless the Company, its Affiliates and its and its Affiliates’ directors, officers, employees and agents, and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) resulting from any untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances in which they were made) not misleading, but only to the extent that such untrue statement or omission is contained (or not contained, in the case of an omission) in any information or affidavit so furnished by or on behalf of the Holder expressly for use therein. In no event shall the liability of the Holder be greater in amount than the dollar amount of the net proceeds received by the Holder upon the sale of the Warrant Shares giving rise to such indemnification obligation.
(iii)Any Person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
(iv)The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, Affiliate or controlling Person of such indemnified party and shall survive the transfer of the Warrant Shares.
(v)If the indemnification provided under this Section 5(g) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made (or not made, in the case of an omission) by, or relates to information supplied (or not supplied, in the case of an omission) by or on behalf of, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the other limitations set forth in this Section 5, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5 from any Person who was not guilty of such fraudulent misrepresentation. Any contribution pursuant to this Section 5(g) by any seller of Warrant Shares shall be limited in amount to the amount of net proceeds received by such seller from the sale of such Warrant Shares pursuant to the Registration Statement. Notwithstanding anything to the contrary herein, in no event will any party be liable for consequential, special, exemplary or punitive damages in connection with this Agreement.
(h)Status of Registration. The Holder shall be entitled to inquire of the Company the status of the filing of the Registration Statement and the status of the effectiveness thereof at any time.
(i)Legend Removal. The Warrant Shares shall bear (or otherwise be subject to) a customary legend regarding restrictions on transfer under the Securities Act. Notwithstanding the foregoing, the Company will use its commercially reasonable efforts to (A) at the reasonable request of the Holder, deliver all the necessary documentation to cause the transfer agent to the Company to remove all restrictive legends from any of the Warrant Shares being sold under the Registration Statement or pursuant to Rule 144 at the time of sale of such Warrant Shares, and (B) deliver or cause its legal counsel to deliver to the transfer agent to the Company the necessary legal opinions or instruction letters required by the transfer agent to the Company, if any, in connection with the instruction under clause (A), in each case in the case of clauses (A) and (B), upon the receipt of the Holder’s representation letters and such other customary supporting documentation as requested by (and in a form reasonably acceptable to) the Company and its counsel. The Holder agrees to disclose its respective beneficial ownership, as determined in accordance with Rule 13d-3 of the Exchange Act, of Warrant Shares to the Company (or its successor) upon reasonable request to assist the Company in making the determination described above.
Section 6.Miscellaneous.
(a)No Rights as Stockholder Until Exercise. This Warrant does not entitle the Holder to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter.
(b) Lost, Stolen, Mutilated, or Destroyed Warrants. If this Warrant is lost, stolen, mutilated, or destroyed, the Company may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor, and date as this Warrant. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant shall be at any time enforceable by anyone.
(c)Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.
(d)Authorized Shares.
(i)The Company covenants that, during the period this Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant (without regard to any limitation on exercise set forth herein). The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the national securities upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

(ii)Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its amended and restated memorandum and articles of association or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.
(iii)Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.
(e)Applicable Law and Forum. The validity, interpretation, and performance of this Warrant shall be governed in all respects by the laws of the State of New York. The Company and the Holder hereby agree that any action, proceeding or claim against it arising out of, or otherwise based on, this Warrant, including under the Securities Act, may be brought and enforced in the courts of the State of New York located in the County of New York or the United States District Court for the Southern District of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be a non-exclusive forum for any such action, proceeding or claim. The Company and the Holder hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Notwithstanding the foregoing, the provisions of this Section 6(e) will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Any person or entity purchasing or otherwise acquiring any interest in this Warrant shall be deemed to have notice of and to have consented to the forum provisions in this Section 6(e).
(f)Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered or exempt from registration, will have restrictions upon resale imposed by state and federal securities laws.
(g)Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.
(h)Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via email attachment at the e-mail address as set forth on the signature pages attached hereto at or prior to 5:00 p.m. (New York City time) on a Business Day, (b) the next Business Day after the time of transmission, if such notice or communication is delivered via email attachment at the e-mail address as set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:00 p.m. (New York City time) on any Business Day, (c) the second (2nd) Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

(i)Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any shares of Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.
(j)Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.
(k)Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.
(l)Amendment. This Warrant may be modified, waived or amended or the provisions hereof waived with the written consent of the Company and the Holder.
(m)Severability. This Warrant shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Warrant or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Warrant a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.
(n)Counterparts. This Warrant may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
(o)Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.
(p)Interpretation. When a reference is made in this Warrant to a Section, such reference shall be to a Section of this Warrant unless otherwise indicated. The headings contained in this Warrant are for reference purposes only and shall not affect in any way the meaning or interpretation of this Warrant. Whenever the words “include,” “includes” or “including” are used in this Warrant, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Warrant shall refer to this Warrant as a whole and not to any particular provision of this Warrant unless the context requires otherwise. The words “date hereof’ when used in this Warrant shall refer to the date of this Warrant. The terms “or,” “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The definitions contained in this Warrant are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to, and all payments hereunder shall be made in, the lawful money of the United States.
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(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Common Stock Purchase Warrant to be duly executed by their respective authorized signatories as of the date first indicated above.

PINSTRIPES HOLDINGS, INC.	Address for Notice:

By:
Name:
Title:	Email:

With a copy to (which shall not constitute notice):

Attn:
Email:

IN WITNESS WHEREOF, the undersigned have caused this Class A Common Stock Purchase Warrant to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder: ___________________________________
Signature of Authorized Signatory of Holder: ______________________________________
Email Address of Authorized Signatory:
Address for Notice to Holder:

Address for Delivery of securities to Holder (if not same as address for notice):

Warrant Shares:
Beneficial Ownership Blocker ☐ 4.8% or ☐ 9.8%

EXHIBIT A
NOTICE OF EXERCISE

TO:

Attn:
Email:

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):
☐ in lawful money of the United States; or
☐ the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in Section 1(b)(i)(2), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in Section 1(b)(i)(2);

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

(4) Accredited Investor. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Holder:___________________________________________________________________

Signature of Holder:________________________________________________

Date:_________________________________________________________________________________________

EXHIBIT B
ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

Dated: _______________ __, ______

Holder’s Signature:

Holder’s Address: